                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                               September 7, 2001
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                         StateFed Financial Corporation
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified oin its charter)

         Delaware                   000-22790                  42-1410788
------------------------     ------------------------   ------------------------
(State of incorporation)     (Commission file number)   (I.R.S. Employer
                                                        Identification No.)


                             13523 University Avenue
                                Clive, Iowa 50325
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (515) 223-8484
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        On September 7, 2001, the Registrant issued the press release attached hereto as Exhibit 99.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

               (c) Exhibits:

                           Exhibit 99 - Press Release dated September 7, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized


                                                  STATEFED FINANCIAL CORPORATION


                                                  By: /s/ Andra K. Black
                                                     ---------------------------
                                                          Andra K. Black
                                                          Co-President and CFO


Date: September 7, 2001

                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------
Attention:        Financial Reporters & Editors,
                  Business Editors, News Services

                                                  FOR MORE INFORMATION, CONTACT:
                                              RANDALL C. BRAY, Chairman of Board
                                                                    515-252-0813


EMBARKING ON A NEW STRATEGY FOR GROWTH
--------------------------------------
STATEFED REPORTS EARNINGS FOR FISCAL
YEAR 2001; ANNOUNCES INTENTION TO SELL
APARTMENT COMPLEXES

DES MOINES, IOWA (SEPT. 7, 2001) -- STATEFED FINANCIAL CORPORATION (NASDAQ
SMALLCAP: "SFCC") the parent of State Federal Savings and Loan Association today announced fiscal-year 2001 operating earnings of $1.02 million or $0.68 per share compared with $1.68 million or $1.12 per share in 2000. Operating earnings declined as a result of the one-time, non-interest expenses associated with the retirement of the long-time chief executive officer, John Golden, and defending a proxy fight launched a year ago. Also contributing to higher expenses were costs associated with the opening of a new branch office in Clive, a growing western suburb of Des Moines, and an increase in provisions for potential loan losses to strengthen the company's reserves. Net income for the fiscal year, ended June 30, 2001, totaled $663,322, or $.45 basic earnings per share, compared with $1.14 million or $.78 basic earnings per share a year earlier.

         "Our 2001 earnings represent a turning point for State Federal as we laid the ground work to refocus and revitalize our operations and create a smart, customer-responsive culture," said RANDALL C. BRAY, chairman of the board. "Going forward, we have a strategic plan that clearly articulates our goals for growth, expanded customer relationships, product development and asset management. This process will continue through the next fiscal year, but we already see many positive results."

                                                                               2
                                     -more-

         Net interest income for the year increased by 8 percent, from $3.04 to $3.27 million, reflecting continued improvement in the bank's net interest margin. Management quadrupled the provision for loan losses to $151,000 compared with $36,000 in fiscal-year 2000, further improving its reserve ratios. Even after provisions were taken, net interest income still reflected improvement, rising from $3 million in fiscal 2000 to $3.12 million in fiscal 2001. Non-interest income declined 18 percent during fiscal year 2001 primarily as a result of $95,312 loss on the sale of securities. This action reduces the Company's exposure to additional market risk and volatility.

         Assets increased seven percent to $107.6 million from $100.7 million in fiscal 2000. Deposit levels also improved, growing by 17 percent to nearly $63 million from $53.7 million a year ago.

         "Our business plan for fiscal 2002 identifies certain strategic actions aimed at increasing shareholder value. Among them is the sale of two apartment complexes," Bray said. "Property management isn't part of our core financial services business. We believe that the market is right for selling these properties and reinvesting the resources into loans and other investments that will deliver a higher return for our shareholders."

         The sale of the 60-unit apartment complex in Pleasant Hill is expected to close by the end of the year. Negotiations are underway to sell the 22-unit complex in the Drake neighborhood. Management anticipates that the sale of these assets will have a substantially positive impact on earnings.

         "As part of our new business strategy, we also took action to increase core deposits and reduce our reliance on Federal Home Loan Bank advances as a major source of funding," Bray added. "The expected effect, considering the recent drop in interest rates, is a lower cost of funds and an improved net interest margin in future quarters."

         State Federal is a full-service savings and loan association serving the Greater Des Moines Metropolitan area with three offices.

                                     -more-

         When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims, any obligations to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements.



         Selected Consolidated Financial Statements Follow This Release

                        STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                         JUNE 30, 2001 AND JUNE 30, 2000




                           ASSETS                                         (UNAUDITED)
                                                                          JUNE 30, 2001            JUNE 30, 2000
Cash and amounts due from depository institutions                  $             7,278,551         $   2,477,494
Investments in certificates of deposit                             $               297,272         $     495,692
Investment securities available-for-sale                           $             1,924,855         $   2,231,274
Loans receivable, net                                              $            87,898,936         $  86,572,585
Real estate held for investment, net                               $             2,106,442         $   2,175,785
Property acquired in settlement of loans                           $             1,320,458         $   1,337,847
Office property and equipment, net                                 $             3,947,620         $   2,965,659
Federal Home Loan Bank stock, at cost                              $             1,762,200         $   1,464,600
Accrued interest receivable                                        $               630,166         $     573,293
Other assets                                                       $               382,936         $     390,550
                                                                   -----------------------         -------------
        TOTAL ASSETS                                               $           107,549,436          $100,684,779
                                                                   ========================       ==============


       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                           $            62,987,496         $  53,648,118
Advances from Federal Home Loan Bank                               $            29,185,149         $  29,283,906
Advances from borrowers for taxes and insurance                    $               395,032         $     353,743
Accrued interest payable                                           $               170,864         $     140,243
Dividends payable                                                  $               127,633         $     113,220
Income taxes:current and deferred                                  $               203,541         $     296,992
Other liabilities                                                  $               392,053         $     198,689
                                                                   -----------------------         -------------

        TOTAL LIABILITIES                                          $            93,461,768         $  84,034,911
                                                                   -----------------------         -------------

Stockholders' equity:
Common stock                                                       $                17,810          $     17,810
Additional paid-in capital                                         $             8,522,356          $  8,546,501
Unearned compensation - restricted stock awards                    $              (143,866)         $   (205,761)
Unrealized gain (loss) on investments                              $                25,349          $   (124,579)
Treasury stock                                                     $            (5,195,834)         $ (2,362,921)
Retained earnings - substantially restricted                       $            10,861,853          $ 10,778,818
                                                                   -----------------------          -------------

   TOTAL STOCKHOLDERS' EQUITY                                      $            14,087,668          $ 16,649,868
                                                                   -----------------------          ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $           107,549,436          $100,684,779
                                                                  =========================        =============

                         STATEFED FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   UNAUDITED






                                                        THREE MONTHS ENDED                         TWELVE MONTHS ENDED
                                                              JUNE                                       JUNE 30
                                                  ------------------------------             -------------------------------
                                                     2001                2000                    2001               2000
                                                  =============     =============            =============      ============


OPERATIONS DATA

Total interest income                             $ 2,005,253        $ 1,876,886             $ 8,231,059        $ 7,021,576

Total interest expense                            $ 1,262,338        $ 1,092,484             $ 4,961,255        $ 3,985,770
                                                  -------------     -------------            -------------      ------------

Net interest income                               $   742,915        $   784,402             $ 3,269,804        $ 3,035,806

Provision for loan losses                         $   118,000        $     9,000             $   151,000        $    36,000
                                                  -------------     -------------            -------------      -------------

Net interest income after
provision for loan losses                         $   624,915        $   775,402             $ 3,118,804        $ 2,999,806

Non-interest income:
Real estate operations                            $   127,550        $   132,685             $   518,719        $   524,514

Gain (loss) on sale of investments                $    (5,207)       $      -                $   (95,312)       $     1,941

Gain on sale of real estate                       $    18,381        $     9,118             $    26,228        $    50,094

Other non-interest income                         $    26,854        $    28,526             $   113,228        $   107,538
                                                  -------------     -------------            --------------     --------------

Total non-interest income                         $   167,578        $   170,329             $   562,863        $   684,087

Total non-interest expense                        $   666,119        $   482,211             $ 2,661,885        $ 2,006,282
                                                  -------------     -------------            --------------     --------------

Operating earnings                                $   126,374        $   463,520             $ 1,019,782        $ 1,677,611

Income tax expense                                $    59,240        $   131,240             $   356,460        $   536,860
                                                  -------------     -------------            --------------     --------------

Net Income                                        $    67,134        $   332,280             $   663,322        $ 1,140,751
                                                  =============     =============            ==============     ==============

Basic earnings per share                                $0.05              $0.23                   $0.45              $0.78

Diluted earnings per share                              $0.05              $0.22                   $0.44              $0.76

Diluted operating earnings per share                    $0.09              $0.31                   $0.68              $1.12